EXHIBIT 10.4

                          FIFTH AMENDED REVOLVING NOTE


$30,000,000                                                    Chicago, Illinois
                                                                October __, 2000


         FOR VALUE RECEIVED, the undersigned, ATLANTIS PLASTICS, INC., a Florida corporation ("Borrower"), hereby unconditionally promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), at the office of Agent (as defined below) at 500 West Monroe Street, Chicago, Illinois 60661, or at such other place as the holder of this Fifth Amended Revolving Note (the "Revolving Note") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of THIRTY MILLION DOLLARS ($30,000,000), or, if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to subsection 2.1(A) of the Credit Agreement described below, at such times as are specified there.

         This Revolving Note is one of the Notes referred to in, was executed and delivered pursuant to, and evidences indebtedness of Borrower incurred under, that certain Credit Agreement dated as of February 22, 1993 by and among Borrower, each of the Lenders party thereto from time to time, and Heller Financial, Inc., in its capacity as Agent for the Lenders (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid and for a statement of Agent's and Lender's remedies upon the occurrence of an Event of Default. Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

         Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate from time to time applicable to the Revolving Loan as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower shall pay interest on the outstanding principal balance of this Revolving Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

         Interest on this Revolving Note shall be payable, at the times and from the dates specified in the Credit Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate


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applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

         The indebtedness evidenced by this Revolving Note is secured pursuant to the terms of the Loan Documents.

         Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

         Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and legal expenses, incurred by Borrower in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         THIS REVOLVING NOTE HAS BEEN DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS. Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note. Whenever in this Revolving Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Revolving Loan or in its commitment to make the Revolving Loan as permitted by the Credit Agreement. The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

         This Revolving Note is issued in substitution for and replacement of, but not in payment of, the Revolving Note of Borrower dated May 12, 2000, payable to the order of Lender in the original principal amount of $25,000,000.


                                       ATLANTIS PLASTICS, INC.,
                                       a Florida corporation

                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

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